EXHIBIT 10.3

Deferred Compensation Plan II

Master Plan Document

As Amended and Restated

Effective January 1, 2008

Deferred Compensation Plan II

Master Plan Document

Deferred Compensation Plan II

Master Plan Document

9.4	No Beneficiary Designation	21
9.5	Doubt as to Beneficiary	21
9.6	Discharge of Obligations	21
ARTICLE 10 Leave of Absence		21
10.1	Leaves of Absence	21
ARTICLE 11 Termination, Amendment or Modification		22
11.1	Termination	22
11.2	Amendment	22
11.3	Plan Agreement	22
11.4	Effect of Payment; Non-Discretionary Cashout	22
ARTICLE 12 Administration		22
12.1	Committee Duties	22
12.2	Agents	23
12.3	Binding Effect of Decisions	23
12.4	Indemnity of Committee	23
12.5	Employer Information	23
ARTICLE 13 Other Benefits and Agreements		23
13.1	Coordination with Other Benefits	23
ARTICLE 14 Claims Procedures		24
14.1	Presentation of Claim	24
14.2	Notification of Decision	24
14.3	Review of a Denied Claim	24
14.4	Decision on Review	25
14.5	Legal Action	25
ARTICLE 15 Trust		25
15.1	Establishment of the Trust	25
15.2	Interrelationship of the Plan and the Trust	25
15.3	Distributions from the Trust	26
15.4	Investment of Trust Assets	26
15.5	No Claim on Trust Assets	26
ARTICLE 16 Miscellaneous		26
16.1	Status of Plan	26
16.2	Unsecured General Creditor	26
16.3	Employer’s Liability	26
16.4	Nonassignability	26
16.5	Not a Contract of Employment	27
16.6	Furnishing Information	27
16.7	Terms	27
16.8	Captions	27
16.9	Governing Law	27
16.10	Notice	27
16.11	Successors	28
16.12	Spouse’s Interest	28
16.13	Validity	28

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16.14	Incompetent	28
16.15	Court Order	28
16.16	Distribution in the Event of Taxation	29
16.17	Legal Fees To Enforce Rights After Change in Control	29
16.18	Unvested Account Balances Under Prior Plan	29

Deferred Compensation Plan II

Master Plan Document

MGM MIRAGE

DEFERRED COMPENSATION PLAN II

As Amended and Restated

Effective January 1, 2008

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of MGM MIRAGE, a Delaware corporation, and its subsidiaries that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the Company Matching Account balance and (iv) the Transfer Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or the Participant’s designated Beneficiary, pursuant to this Plan.

1.2 “Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.9.

1.3 “Annual Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.4 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary and Bonus that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards and other fees, automobile and other allowances paid to a Participant for employment

Deferred Compensation Plan II

Master Plan Document

services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.6 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant or the death of a predecessor Beneficiary receiving benefits under the Plan.

1.7 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8 “Board” shall mean the board of directors of the Company.

1.9 “Bonus” shall mean any cash compensation, other than Base Salary, earned by a Participant for services rendered during a Plan Year, under any Employer’s bonus or cash incentive plans or policies (whether written or oral).

1.10 “Change in Control” shall mean the first to occur of any of the following events:

(a) Any “person” or “group” of persons (as such terms are used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than Tracinda Corporation, Kirk Kerkorian, members of the immediate family of Kirk Kerkorian, the heirs and legatees of Kirk Kerkorian and trusts or other entities for the benefit of such persons or affiliates of such persons (as such term “affiliates” is defined in the rules promulgated by the Securities and Exchange Commission), becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s capital stock entitled to vote generally in the election of directors. (For the avoidance of doubt, as of the date of the adoption of this Plan, Tracinda Corporation and its sole shareholder, Kirk Kerkorian, are the beneficial owners of in excess of fifty percent (50%) of the Company’s capital stock);

(b) At any time, individuals who, at the date of the adoption of this Plan, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this Section 1.10) whose election by the Board or nomination for election by the Company’s shareholders was approved by a majority vote of either (1) the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, or (2) the members of the Company’s Executive

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Committee then still in office who either were members at the beginning of the period or whose election or nomination for election to the Executive Committee was previously so approved by the directors or the Executive Committee, cease for any reason to constitute at least a majority of the Board;

(c) Any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger;

(d) Any liquidation or dissolution of the Company; or

(e) The sale or transfer of all or substantially all of the assets of the Company to parties that are not within a “controlled group of corporations” (as defined in Code Section 1563) in which the Company is a member.

1.11 “Claimant” shall have the meaning set forth in Section 14.1.

1.12 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13 “Committee” shall mean the committee described in Article 12.

1.14 “Company” shall mean MGM MIRAGE, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.15 “Company Contribution Account” shall mean the sum of (a) and (b) less the sum of (c) and (d):

(a) All of the Participant’s Annual Company Contribution Amounts.

(b) Amounts credited or debited in accordance with all applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account.

(c) Any forfeitures under Section 3.7.

(d) All distributions made to the Participant or the Participant’s Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.16 “Company Matching Account” shall mean the sum of (a) and (b) less the sum of (c) and (d):

(a) All of the Participant’s Annual Company Matching Amounts.

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Master Plan Document

(b) Amounts credited or debited in accordance with all applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account.

(c) Any forfeitures under Section 3.7.

(d) All distributions made to the Participant or the Participant’s Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.17 “Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.8, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or the Participant’s Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m). Notwithstanding the foregoing, the Committee shall interpret this Section in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

1.18 “Deferral Account” shall mean the sum of (a) and (b) less (c):

(a) The sum of all of a Participant’s Annual Deferral Amounts.

(b) Amounts credited or debited in accordance with all applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account.

(c) All distributions made to the Participant or the Participant’s Beneficiary pursuant to this Plan that relate to the Participant’s Deferral Account.

1.19 “Disability” shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as certified by a licensed physician, or (ii) is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer by reason of any medically determinable physical or mental

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impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as certified by a licensed physician in each case.

1.20 “Disability Benefit” shall mean the benefit set forth in Article 8.

1.21 “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.22 “Employee” shall mean a person who is an employee of any Employer.

1.23 “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.24 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.25 “401(k) Savings Plan” shall mean the MGM MIRAGE 401(k) Savings Plan, as amended from time to time.

1.26 “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant, as such, shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if the Participant has an interest in the Participant’s benefits under the Plan in accordance with Article 5 or 6 of the Plan, or as a result of applicable law or property settlements resulting from legal separation or divorce.

1.27 “Plan” shall mean the Company’s Deferred Compensation Plan II, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.28 “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

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1.29 “Plan Year” shall mean January 1 of each calendar year, beginning on or after January 1, 2005, and continuing through December 31 of such calendar year.

1.30 “Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.31 “Quarterly Installment Method” shall mean quarterly installment payments over the number of quarters selected by the Participant in accordance with this Plan, calculated as follows: the vested Account Balance of the Participant shall be calculated as of the close of business on the last business day of the calendar quarter in which the Participant becomes entitled to a quarterly installment payment under this Plan. The quarterly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of quarterly payments due the Participant. By way of example, if the Participant elects 40 quarters, the first payment shall be 1/40 of the vested Account Balance, calculated as described in this definition. For the following calendar quarter, the payment shall be 1/39 of the vested Account Balance, calculated as described in this definition. Continuing Payments pursuant to the Quarterly Installment Method shall be made no later than 60 days following the last business day of the applicable calendar quarter for which the installment payment is made.

1.32 “Retirement”, “Retire(s)” or “Retired” shall mean separation from service (as defined in accordance with Section 409A and the regulations issued thereunder) from all Employers for any reason other than an authorized leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with ten (10) Years of Service.

1.33 “Retirement Benefit” shall mean the benefit set forth in Article 5. 1.34 “Short-Term Payout” shall mean the payout set forth in Section 4.1. 1.35 “Termination Benefit” shall mean the benefit set forth in Article 7.

1.34 “Termination of Employment” shall mean separation from service (as defined in accordance with Section 409A and the regulations issued thereunder) from all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.

1.35 “Transfer Account” shall mean the sum of (a) and (b) less (c):

(a) The amount credited to this Plan pursuant to Section 3.5.

(b) Amounts credited or debited in accordance with all applicable crediting provisions of this Plan that relate to the Participant’s Transfer Account.

(c) All distributions made to the Participant or the Participant’s Beneficiary pursuant to this Plan that relate to the Participant’s Transfer Account.

1.36 “Trust” shall mean one or more trusts established in accordance with Section 15.1.

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1.37 “Unforeseeable Financial Emergency” shall mean severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in the sole discretion of the Committee consistent with Code Section 409A.

1.38 “Years of Service” shall mean the total number of full years of employment in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

1.39 “Year of Vesting Service” shall mean a full year of employment in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year).

ARTICLE 2

Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan, who upon selection become eligible to participate in the Plan. Notwithstanding the foregoing, an Employee cannot be selected to be a participant in the Plan until the Employee has been employed with an Employer for at least 90 days.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after the Employee becomes eligible to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Subject to the next sentence, an Employee shall commence participation in the Plan as of the first day of the calendar quarter following the calendar quarter in which the Committee selects that Employee to participate in the Plan in accordance with Section 2.1 (the “First Day of the Quarter”). However, if the Employee fails to meet the requirements of Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents. If an Employee meets the requirements of Section 2.2 within the time period prescribed within that Section, but the Employee’s enrollment materials are not received by the Company until after the First Day of the Quarter, the Employee shall

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commence participation as of the first payroll period that follows the Company’s receipt of the Employee’s enrollment materials.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections.

ARTICLE 3

Deferral Commitments/Company Contribution/Company Matching/Crediting/Taxes

3.1 Minimum Deferrals. For each Plan Year, a Participant may elect to defer, as the Participant’s Annual Deferral Amount, Base Annual Salary and/or Bonus in the following minimum percentages for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary	2.5%
Bonus	2.5%

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

3.2 Maximum Deferrals. For each Plan Year, a Participant may elect to defer, as the Participant’s Annual Deferral Amount, Base Annual Salary and/or Bonus up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	50%
Bonus	75%

Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount, with respect to Base Annual Salary and Bonus, shall be limited to the amount of such compensation earned by the Participant after the Participant commences participation in the Plan in accordance with Section 2.3 above.

3.3 Election to Defer; Effect of Election Form.

(a) First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2) and accepted by the Committee.

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(b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made (or such earlier time as the Committee may establish, in its sole discretion), a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c) Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to performance-based compensation may be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation based on services performed over a period of at least twelve (12) months, in accordance with Code Section 409A and related guidance.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in the percentage elected by the Participant. The Bonus portion of the Annual Deferral Amount shall be withheld at the time the Bonus is paid to the Participant.

3.5 Transfer Account. If at the time of a Participant’s commencement of Participation in this Plan, the Participant had an “Account” under that certain MGM Grand Hotel, Inc. Nonqualified Deferred Retirement Plan, restated effective January 1, 1999 (the “NDRP”), and that balance was not previously transferred to the MGM MIRAGE Deferred Compensation Plan, effective January 1, 2000 (“Prior DCP”), the Participant’s balance in that Account shall automatically be transferred to this Plan and shall be credited to the Participant’s Transfer Account as of the first day of the Participant’s participation in this Plan. Upon such transfer, this Plan, rather than the NDRP, shall govern the amount so transferred. Notwithstanding the foregoing, the Committee shall interpret this Section in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

3.6 Annual Company Matching Amount. To be eligible for an Annual Company Matching Amount for a Plan Year, a Participant must elect to defer for that Plan Year at least the minimum Base Annual Salary or Bonus set forth in Section 3.1 above. Subject to making such election, a Participant’s Annual Company Matching Amount for any Plan Year shall be equal to 100% of the sum of (i) the Participant’s Annual Deferral Amount for such Plan Year and (ii) the Participant’s deferrals under the 401(k) Savings Plan for such Plan Year, up to a combined amount that does not exceed 4% of the Participant’s annual base salary earned at the end of the Plan Year, as determined by the Committee in its sole discretion, reduced by the amount of any matching contributions made to the 401(k) Savings Plan on the Participant’s behalf for the plan year of the 401(k) Savings Plan that corresponds to the Plan Year. For purposes of this Section

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3.6, with respect to such Employees as are determined by the Committee in its discretion, “Base Annual Salary” shall include cash amounts, or other amounts, paid to an Employee by a joint venture partner of the Employer, other business partner or other organization, in all cases as determined by the Committee in its discretion. This amount shall be credited to the Participant’s Company Matching Account as soon as is administratively practical after the end of the Plan Year to which the Annual Company Matching Amount relates. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of the Participant’s Retirement, Disability or death, the Annual Company Matching Amount for such Plan Year shall be zero. In the event of Retirement, Disability or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which the Participant Retires, suffers a Disability or dies as soon as is administratively practical after the time of the Participant’s Retirement, Disability or death. Notwithstanding anything herein to the contrary, the Annual Company Matching Amount shall also continue to be credited, and the Participant shall continue to vest in his Annual Company Matching Amount, pursuant to Section 3.7 of the Plan, to the extent required under any Participant’s employment agreement with the Employer(s), provided such employment agreement is dated prior to October 1, 2007.

3.7 Vesting.

(a) A Participant shall at all times be 100% vested in the Participant’s Deferral Account and Transfer Account.

(b) A Participant shall vest in 33 1/3% of each Annual Company Matching Amount, plus earnings thereon, at the end of each 3 consecutive Plan Years, starting with the Plan Year to which the match relates, provided that the Participant is continuously employed with an Employer at the end of each such Plan Year. If not so continuously employed, the Participant shall vest, if at all, to the extent that the Participant was so employed at the end of the applicable Plan Year.

(c) Notwithstanding anything to the contrary contained in this Section 3.7, in the event of a Change in Control or a Participant’s death, Disability or Retirement, a Participant’s Company Contribution Account and Company Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(d) Notwithstanding subsection (c), the vesting schedule for a Participant’s Company Contribution Account and Company Matching Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s Company Contribution Account and/or Company Matching Account are not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation on the vested percentage hereunder

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is necessary to avoid the limits of Section 280G and contain supporting calculations. The reasonable cost of such opinion shall be paid for by the Company.

(e) Any amount not vested under this Section 3.7 when a Participant first becomes entitled to the payment of a benefit under this Plan shall be forfeited and debited against the applicable Account Balance.

3.8 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a) Election of Measurement Funds. A Participant, in connection with the Participant’s initial deferral election in accordance with Section 3.3(a), shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(c)) to be used to determine the additional amounts to be credited or debited to the Participant’s Account Balance. A Participant may (but is not required to) elect to add or delete one or more available Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to the Participant’s Account Balance, or to change the portion of the Participant’s Account Balance allocated to each previously or newly elected Measurement Fund. A Participant may elect to make such a change by submitting an Election Form, whether written or electronic (as determined by the Committee from time to time and in its sole discretion), to the Committee. Any election so made and accepted by the Committee shall apply no later than the third business day following the Committee’s acceptance of the election. Any such election shall continue to apply, unless subsequently changed in accordance with this Section 3.3(a).

(b) Proportionate Allocation. In making any election described in Section 3.8(a), the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of the Participant’s Account Balance to be allocated to a Measurement Fund (as if the Participant were making an investment in that Measurement Fund with that portion of the Participant’s Account Balance).

(c) Measurement Funds. A Participant may elect one or more measurement funds (the “Measurement Funds”) from among those selected by the Committee for the purpose of crediting or debiting additional amounts to the Participant’s Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add Measurement Funds. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days or more the day on which the Committee gives Participants advance written notice of such change. In selecting the Measurement Funds that are available from time to time, neither the Committee nor any Employer shall be liable to any Participant for such selection or adding, deleting or continuing any available Measurement Fund.

(d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be reasonably determined by the Committee. A

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Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant.

(e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to the Participant’s Account Balance thereof, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of the Participant’s Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its sole discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust; and the Participant shall at all times remain an unsecured creditor of the Company.

(f) Employer Discretion. Notwithstanding the foregoing provisions of this Section 3.8, the Committee shall retain the overriding discretion regarding the Participant’s designation of Measurement Funds under this Section 3.8. If a Participant fails to designate any Measurement Fund under this Section 3.8, the Participant shall be deemed to have elected the money market fund, or such other fund as determined from time to time by the Committee in its sole discretion.

(g) Selection Results. The Participant shall bear full responsibility for all results associated with the Participant’s selection of Measurement Funds under this Section 3.8, and the Employers shall have no responsibility or liability with respect to the Participant’s selection of such Measurement Funds.

3.9 FICA and Other Taxes.

(a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

(b) Company Contribution Amounts and Company Matching Amounts. When a Participant becomes vested in any Annual Company Contribution Amount and/or Annual Company Matching Amount, plus earnings thereon, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s Company

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Contribution Account and/or Company Matching Account in order to comply with this Section 3.9.

(c) Distributions. The Participant’s Employer(s), or the Trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the Trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in good faith in the sole discretion of the Employer(s) and the Trustee of the Trust.

ARTICLE 4

Short-Term Payout; Unforeseeable Financial Emergencies;

Withdrawal Election

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time that the Short-Term Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least five Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a five-year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2005, the five-year Short-Term Payout would become payable during a 60 day period commencing January 1, 2011.

A Participant may make a one time election to postpone a Short-Term Payout described above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with the following rules. To make this one time election, the Participant must submit a new Election Form to the Committee in accordance with the following criteria: (i) the Election Form is submitted at least 1 year prior to the schedule distribution date of the Short-Term Payout, (ii) the election cannot take effect until at least 12 months after the date on which the election is made, (iii), the first payment with respect to which such election is made must be deferred for a period of 5 years from the date such payment would otherwise have been made, (iv) the election cannot accelerate the payment of such benefit and (v) the election is accepted by the Committee in its sole discretion.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section in a manner

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that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant during the remaining portion of the Plan Year and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount necessary to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). . If, in the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall be subject to the Deduction Limitation.

ARTICLE 5

Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, the Participant’s vested Account Balance.

5.2 Payment of Retirement Benefit. In connection with the Participant’s commencement of participation in the Plan, a Participant will elect on an Election Form to receive the Retirement Benefit within sixty (60) days following the six month anniversary of the Participant’s Retirement, in a lump sum or in installments of up to 60 quarters pursuant to the Quarterly Installment Method. The Participant may change the Participant’s election once to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that (i) the election cannot take effect until at least 12 months after the date on which the election is made, (ii) the payment with respect to which such election is made must be deferred for a period of 5 years from the date such payment would otherwise have been made under the previous election, (iii) the election cannot accelerate the payment of such benefit and (iv) the election is accepted by the Committee in its sole discretion. Subject to the prior sentence, the Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no earlier than six months after the Participant’s Retirement and no later than 60 days after that six month anniversary. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit

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payments shall continue and shall be paid to the Participant’s Beneficiary(ies) (a) over the remaining number of quarters and in the same amounts as the Retirement Benefit would have been paid had the participant survived.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s vested Account Balance if the Participant dies before the Participant Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with the Participant’s commencement of participation in the Plan, will elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by the Participant’s Beneficiary in a lump sum or in installments of up to 60 quarters pursuant to the Quarterly Installment Method, payable or commencing within sixty (60) days after the last business day of the calendar quarter in which the Committee receives proof of the Participant’s death that it deems satisfactory. The Participant may change this election once to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that (i) the election cannot take effect until at least 12 months after the date on which the election is made, (ii) the election cannot accelerate the payment of such benefit and (iii) the election is accepted by the Committee in its sole discretion. Subject to the prior sentence, the Election Form most recently accepted by the Committee prior to the Participant’s death shall govern the payout of the Participant’s Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum payment made no later than 60 days after the last business day of the calendar quarter in which the Committee is provided with proof of the Participant’s death that it deems satisfactory. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7

Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance if a Participant experiences a Termination of Employment prior to the Participant’s Retirement, death or Disability.

7.2 Payment of Termination Benefit. In connection with the commencement of participation in the Plan, a Participant will elect on an Election Form to receive the Termination Benefit in a lump sum or in installments of up to 20 quarters, pursuant to the Quarterly Installment Method, commencing or paid no later than sixty (60) days following the six month anniversary of the Participant’s Termination of Employment. The Participant may change the Participant’s election once to an allowable alternative payout period by submitting a new

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Election Form to the Committee, provided that (i) the election cannot take effect for at least 12 months after the date on which the election is made, (ii), the payment with respect to which such election is made must be deferred for a period of 5 years from the date such payment would otherwise have been made, (iii) the election cannot accelerate the payment of such benefit and (iv) the election is accepted by the Committee in its sole discretion. Subject to the prior sentence, the Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum, payable no later than 60 days after the six month anniversary of the Participant’s Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

7.3 Death Prior to Completion of Termination Benefit. If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant’s unpaid Termination Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of quarters and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 8

Disability Benefit

8.1 Disability Benefit. A Participant who is determined by the Committee to be suffering from a Disability shall receive a Disability Benefit equal to the Participant’s vested Account Balance. In connection with commencement of participation in the Plan, the Participant will elect on an Election Form receive the Disability Benefit in a lump sum or in installments of up to 60 quarters, pursuant to the Quarterly Installment Method, payable or commencing within sixty days of the last business day of the calendar quarter in which the Committee determines that the Participant has suffered a Disability. In the event a Participant does not make any election, the Disability Benefit shall be paid in a lump sum payment commencing within sixty days after the last business day of the calendar quarter in which the Committee determines that the Participant has suffered a Disability. Any such payment shall be subject to the Deduction Limitation.

ARTICLE 9

Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate the Participant’s Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant or the death of a predecessor Beneficiary receiving benefits under the Plan. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate the Participant’s Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change

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a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If a married Participant names someone other than the Participant’s spouse as a primary Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to the Participant’s death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10

Leave of Absence

10.1 Leaves of Absence. A Participant on a leave of absence will be treated as employed by the Employer if the period of leave does not exceed six months (extended to 29 months in the case of disability leave) or, if longer, the period during which the Participant retains a right to reemployment under applicable law or contract. A participant on an unpaid leave of absence shall not be required to make deferrals until the Participant returns to a paid employment status. Upon such return, the Participant may make a deferral election in accordance with the terms of the Plan, to take effect in the following Plan Year. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

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ARTICLE 11

Termination, Amendment or Modification

11.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right, in its sole discretion, to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of either the Committee or its board of directors, consistent with the requirements of Section 409A of the Code and the regulations thereunder. Termination of the Plan shall not result in a reduction in any Participant’s vested Account Balance under the Plan.

11.2 Amendment. The Committee may, at any time in its sole discretion, amend or modify the Plan in whole or in part with respect to any Employer; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.2 shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification, except to the extent permitted or required under Section 409A of the Code or the regulations issued thereunder.

11.3 Plan Agreement. Despite the provisions of Section 11.1 and 11.2, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment; Non-Discretionary Cashout. The full payment of the applicable benefit under Article 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and the Participant’s designated Beneficiary under this Plan and the Participant’s Plan Agreement shall terminate. Notwithstanding anything in this Plan to the contrary, in the event a Participant’s vested Account Balance under the Plan, determined as of the last business day of the calendar quarter following the date the Participant first becomes entitled to a benefit pursuant to Articles 4, 5, 6,7 or 8, is less than $25,000, the Participant’s vested Account Balance shall be paid in a lump sum within sixty (60) days after the last business day of the applicable calendar quarter in which the Account Balance determination is made by the Employer.

ARTICLE 12

Administration

12.1 Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board

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shall appoint from time to time. Members of the Committee may be Participants under this Plan and need not be members of the Board. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and the governance of the Committee and (ii) decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer. The Company shall pay all expenses of such agents.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation or application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify, defend and hold harmless each member of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities, including reasonable attorneys’ fees and court costs, arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by such member of the Committee or such Employee.

12.5 Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 13

Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

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ARTICLE 14

Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;

(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 14.3.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a) may review pertinent documents;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

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14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15

Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, with sub-trusts for each Employer. Each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts and Annual Company Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer. Such assets shall be allocated to the respective sub-trust of each contributing Employer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan with respect to its Participants. In this regard, if a Participant has been employed by only one Employer, such Employer shall be responsible for the total amounts credited to such Participant’s Account Balance under this Plan. If a Participant has been employed by more than one Employer, each Employer shall be responsible only for the amounts credited to the Participant’s Account Balance by such Employer.

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15.3 Distributions from the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

15.4 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

15.5 No Claim on Trust Assets. A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust. Any assets held by the Trust shall be subject to the claims of general creditors of each Employer that is the grantor of the Trust under federal and state law in the event of the Employer’s “insolvency” (i.e., the Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code), but only with respect to the assets of the Trust held for the benefit of Participants employed or formerly employed by such Employer.

ARTICLE 16

Miscellaneous

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). In addition, the Plan is intended to comply with Code Sections 409A(a)(1) to (4) and (b)(1) to (2). The Plan shall be administered and interpreted in a manner consistent with those foregoing intents. Should any provision of this Plan not comply the provisions of Code Section 409A listed above, that provision shall have no affect on the remaining parts of this Plan and this Plan shall be construed and enforced as if such provision had never been inserted herein.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and the Participant’s Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable

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hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or Participant’s Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Nevada, without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Secretary of the MGM MIRAGE Deferred

Compensation Plan Committee

3600 Las Vegas Blvd So.

Las Vegas, NV 89109

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Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries. No other person shall be a third-party beneficiary or acquire any rights under this Plan.

16.12 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

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16.16 Distribution in the Event of Taxation.

(a) In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the Trustee of the Trust after a Change in Control, for a distribution of that portion of the Participant’s benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of the Participant’s benefit (which amount shall not exceed a Participant’s unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

(b) Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

16.17 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation, might cause or attempt to cause, the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided (collectively, the “Dispute”), then the Company and the Participant’s Employer shall pay, if the Participant prevails in the Dispute, the Participant’s reasonable legal fees and court costs actually incurred by the Participant in the initiation or defense of the Dispute, whether by or against the Company or the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto.

16.18 Unvested Account Balances Under Prior Plan. If a Participant participated in the Prior DCP, and all or a part of the Participant’s account balance under that plan was unvested as of December 31, 2004, that unvested balance will be transferred to this Plan in accordance with Code Section 409A and the regulations thereunder, and such balance shall be administered in

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accordance with the provisions of this Plan, provided, however, that the vesting of that balance shall be based on the applicable vesting schedule(s) under the Prior DCP, which are incorporated herein by reference.

IN WITNESS WHEREOF, the Company has signed this Plan document effective as of December 30, 2004.

“Company”
MGM MIRAGE, a Delaware corporation

/s/ Gary N. Jacobs

By:	Gary N. Jacobs
Title:	Executive Vice President and General Counsel